Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-3 (Registration No. 333-106856) of our report dated March 25, 2003 relating to the financial statements, which appear in Red Hat, Inc.’s Annual Report on Form 10-K for the fiscal year ended February 28, 2003. We also consent to the reference to us under the heading “Experts” in such registration statement, as amended.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

November 17, 2003